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                                                                    Exhibit 10.5

                                 March 27, 2003

Avatar Holdings Inc.
201 Alhambra Circle
Coral Cables, FL 33134
Attn: Corporate Secretary

                  Reference is hereby made to that Nonqualified Stock Option Agreement (the "Option Agreement") dated as of February 13, 1997 between Avatar Holdings Inc. ("Avatar") and Gerald D. Kelfer. I hereby relinquish all right and interest in the option to purchase 225,000 shares of common stock of Avatar at a price of $34 per share granted to me pursuant to the Option Agreement. I acknowledge that the Option Agreement is being terminated without the option granted thereunder having been exercised.

                                           Sincerely,

                                           /s/ Gerald D. Kelfer
                                           -------------------------------------
                                               Gerald D. Kelfer